EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of United Capital Consultants, Inc. (the “Company”) for the quarter ended March 31, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his or her knowledge:

(1)The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 24, 2021	By: /s/ Clayton Patterson
Clayton Patterson
Chief Executive Officer (Principal Executive Officer)

Dated: May 24, 2021	By: /s/ Harold Patterson
Harold Patterson
Chief Financial Offcier (Principal Financial Officer)

This certification accompanies each Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.